Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nobility Homes, Inc.

Ocala, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-102919 and No. 333-193608) of Nobility Homes, Inc., of our report dated February 4, 2022, relating to the consolidated financial statements of Nobility Homes, Inc. at and for the years ended November 6, 2021 and October 31, 2020, which appear in this Form 10-K.

/s/ Daszkal Bolton

Jupiter, Florida

February 4, 2022